CYBER ENVIRO-TECH
INNOVATIVE LEADER IN WATER SCIENCE TECHNOLOGY

Dan LeBoffe
Cyber Enviro Tech Inc.
6991 East Camelback Rd.
Suite D-300
Scottsdale, AZ 85251

June 5, 2025

Dan,

Effective immediately, I hereby resign from my positions of President, CTO, and Board of Directors of Cyber Enviro-Tech Inc.

Respectfully,

TJ Agardy

President, CTO, Co-Founder